UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 2, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Facet Biotech Corporation (the “Company” or “we”) disclosed in the Information Statement (the “Information Statement”) attached to the Registration Statement on Form 10 we originally filed with the Securities and Exchange Commission on August 13, 2008 (Registration No. 001-34154) that we planned to grant fully vested stock options (“value transfer stock options”) to our employees that were employed by PDL BioPharma, Inc. (“PDL”) prior to our spin-off from PDL (the “spin-off”).  We planned to grant these value transfer stock options in an attempt to properly reflect the prior contributions of our continuing employees to the biotechnology operations, which were operated by PDL prior to the spin-off.  On April 2, 2009, the Compensation Committee of the Board of Directors of the Company granted the value transfer stock options to its employees, including certain named executive officers of the Company.

The value transfer stock options were granted to current employees of the Company, other than Faheem Hasnain, our Chief Executive Officer, who (i) held unexercised vested stock options to purchase shares of common stock of PDL on March 17, 2009, which Vested PDL Options expired on March 17, 2009 (the “Vested PDL Options”); (ii) held stock options to purchase shares of common stock of PDL immediately prior to the spin-off, which options were granted after December 18, 2007 (each, a “2008 PDL Grant”); or (iii) were promoted to a higher grade level by PDL in 2008 but did not receive a stock option to purchase shares of PDL in connection with such promotion (each such stock option that would have been granted, a “2008 Missed Grant” and together with the 2008 PDL Grants and the Vested PDL Options, the “Eligible PDL Options”).  Mr. Hasnain did not participate in the value transfer stock option grants because he joined PDL in October 2008 shortly before the spin-off.

The number of shares issuable under each value transfer stock option grant was determined using a Black-Scholes valuation methodology, with each value transfer stock option granted to a Company employee having a value approximately equal to the value as of December 18, 2008 of the Eligible PDL Option that (i) with respect to each Vested PDL Option, was vested and unexercised at the end of business on March 17, 2009, (ii) with respect to each 2008 PDL Grant, would have been vested and unexercised at the end of business on December 17, 2008 had such stock option vested on a monthly basis from the date of grant, or (iii) with respect to each 2008 Missed Grant, would have been vested and unexercised at the end of business on December 17, 2008 had such stock option been granted on the effective date of the relevant promotion and vested on a monthly basis from the date of grant.

The Company determined the value of each Eligible PDL Option using a Black-Scholes valuation methodology (i) assuming reductions to the exercise price of certain Eligible PDL Options to account for the special cash dividend distributed by PDL in May 2008, to the extent such Eligible PDL Options had not previously been adjusted for such special cash dividend, and assuming increases to the exercise price of each Eligible PDL Option by the amount of the decrease in exercise price effected in connection with the Spin-off; and (ii) assuming with respect to each 2008 PDL Grant that such stock option would have vested monthly from the date of grant and with respect to each 2008 Missed Grant that such stock option would have been granted on the effective date of the relevant promotion and that such stock option would have vested monthly from the date of grant.

The value transfer stock options granted to our named executive officers are identified in the table below:

Value Transfer Stock Option Awards:

Named Executive Officer	Value Transfer Stock Option Shares
Andrew Guggenhime Senior Vice President and Chief Financial Officer	20,980
Maninder Hora Vice President, Product and Quality Operations	16,856
Mark McCamish Senior Vice President and Chief Medical Officer	19,045

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary